SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
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COASTAL BANKING COMPANY, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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COASTAL BANKING COMPANY, INC.
36 Sea Island Parkway
Beaufort, South Carolina 29907
(843) 522-1228

April 16, 2010

Dear Shareholder:

You are cordially invited to attend our annual meeting of shareholders on Wednesday, May 26, 2010 at 10:00 a.m. at the Hilton Garden Inn, 1500 Queen Street, Beaufort, South Carolina 29902.  We sincerely hope that you will be able to attend the meeting, and we look forward to seeing you.

The attached notice of the annual meeting and proxy statement describes the formal business to be transacted at the meeting.  We will also report on our operations during the past year and during the first quarter of fiscal year 2010, as well as our plans for the future.

A copy of our annual report, which contains information on our operations and financial performance as well as our audited financial statements, is also included with this proxy statement.

Please take this opportunity to become involved in the affairs of Coastal.  Whether or not you expect to be present at the meeting, please mark, date and sign the enclosed proxy card and return it to us in the envelope provided as soon as possible.  Returning the proxy card WILL NOT deprive you of your right to attend the meeting and vote your shares in person.  If you attend the meeting and wish to do so, you may withdraw your proxy and vote your own shares.

/s/	/s/
Michael G. Sanchez	Suellen Rodeffer Garner
President and Chief Executive Officer	Chairman of the Board

COASTAL BANKING COMPANY, INC.
36 Sea Island Parkway
Beaufort, South Carolina 29907
(843) 522-1228

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 26, 2010

The annual meeting of shareholders of Coastal Banking Company, Inc. will be held on Wednesday, May 26, 2010 at 10:00 a.m. at the Hilton Garden Inn, 1500 Queen Street, Beaufort, South Carolina 29902, for the following purposes:

(1)	to elect three (3) persons to serve as Class II Directors for a three-year term;

(2)	to ratify the appointment of Mauldin & Jenkins, Certified Public Accountants, LLC, as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2010;

(3)	to approve an advisory (non-binding) resolution on the compensation of executive officers; and

(4)	to transact any other business as may properly come before the meeting or any adjournments of the meeting.

The Board of Directors has set the close of business on March 31, 2010 as the record date for determining the shareholders who are entitled to notice of and to vote at the meeting.

We hope that you will be able to attend the meeting.  We ask, however, whether or not you plan to attend the meeting, that you mark, date, sign and return the enclosed proxy card as soon as possible. Promptly returning your proxy card will help ensure the greatest number of shareholders are present, whether in person or by proxy.

If you attend the meeting, you may revoke your proxy at the meeting and vote your shares in person.  You may revoke your proxy at any time before the proxy is exercised.

By Order of the Board of Directors,

/s/
Michael G. Sanchez
President and Chief Executive Officer
April 16, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2010
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 26, 2010.

THE PROXY STATEMENT FOR THE 2010 ANNUAL MEETING OF SHAREHOLDERS, PROXY CARD,
AND 2009 ANNUAL REPORT ARE AVAILABLE ONLINE AT
http:// www.coastalbanking.com/2009annualreport

COASTAL BANKING COMPANY, INC.
36 Sea Island Parkway
Beaufort, South Carolina 29907
(843) 522-1228

__________________________________________________________

PROXY STATEMENT FOR 2010 ANNUAL MEETING
__________________________________________________________

INTRODUCTION

Time and Place of the Meeting

Our Board of Directors is furnishing this proxy statement in connection with its solicitation of proxies for use at the annual meeting of shareholders to be held on Wednesday, May 26, 2010 at 10:00 a.m. at the Hilton Garden Inn, 1500 Queen Street, Beaufort, South Carolina 29902, and at any adjournments of the meeting.

Record Date and Mailing Date

The close of business March 31, 2010 is the record date for the determination of shareholders entitled to notice of and to vote at the meeting.  We first mailed this proxy statement and the accompanying proxy card to shareholders on or about April 16, 2010.

Number of Shares of Common Stock Outstanding

As of the close of business on the record date, Coastal had authorized 10,000,000 shares of common stock, $.01 par value, of which 2,568,707 shares were issued and outstanding.  Each issued and outstanding share of common stock is entitled to one vote on all matters presented at the meeting.

The Company also has 10,000,000 shares of preferred stock, $.01 par value, authorized, of which 9,950 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) are authorized, issued and outstanding.  The Series A Preferred Stock is not entitled to vote on the matters presented at this meeting.

VOTING AT THE ANNUAL MEETING

Proposals to be Considered

Shareholders will be asked to elect three persons to serve as Class II Directors for a three-year term.  The persons nominated to serve as Class II Directors, as well as the continuing directors, are described beginning on page 4.  The Board of Directors recommends a vote FOR approval of this proposal.

Shareholders will be asked to ratify the appointment of Mauldin & Jenkins, Certified Public Accountants, LLC (“Mauldin & Jenkins”) to serve as the independent registered public accounting firm for Coastal for the year ending December 31, 2010.  The Board of Directors recommends a vote FOR approval of this proposal.

Shareholders will be asked to approve a non-binding resolution approving the compensation of the executive officers as described in this proxy statement.  Because this shareholder vote is advisory, it will not be binding upon the Board of Directors.  The Executive Compensation and Management Resources Committee, however, may take into account the outcome of the vote when considering future executive compensation arrangements.  The Board of Directors recommends a vote FOR approval of this proposal.

Procedures for Voting by Proxy

If you properly sign, return and do not revoke your proxy, the persons appointed as proxies will vote your shares according to the instructions you have specified on the proxy card.  If you sign and return your proxy card but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted FOR the election of the director nominees, FOR the ratification of the appointment of Mauldin & Jenkins, FOR the approval of the non-binding resolution approving executive officer compensation, and in the best judgment of the persons appointed as proxies as to all other matters properly brought before the meeting.  If any nominee for election to the Board of Directors named in this proxy statement becomes unavailable for election for any reason, the proxy will be voted for a substitute nominee selected by the Board of Directors.

You can revoke your proxy at any time before it is voted by delivering a written revocation of the proxy or a duly executed proxy bearing a later date to Paul R. Garrigues, Chief Financial Officer, at 1891 South 14th Street, Fernandina Beach, Florida 32034 by the close of business on the day prior to the shareholders meeting or by attending the meeting and voting in person.

Requirements for Shareholder Approval

A quorum will be present at the meeting if a majority of the outstanding shares of common stock is represented in person or by valid proxy.  We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.  Only those votes actually cast for each proposal, however, will be counted for purposes of determining whether a proposal received sufficient votes to pass.

For the election of directors, a director nominee must receive more votes than any other nominee for the particular seat on the Board of Directors to be elected.  As a result, if you withhold your vote as to one or more nominees, it will have no effect on the outcome of the election unless you cast that vote for a competing nominee.  At the present time, we do not know of any competing nominees.

To be approved, the ratification of the appointment of Mauldin & Jenkins requires the affirmative vote of a majority of the shareholders present in person or by proxy and entitled to vote at the meeting.  Abstentions and broker non-votes will be counted in determining the minimum number of votes required for approval and will, therefore, have the effect of negative votes.

To be approved, the advisory non-binding resolution approving the compensation of executive officers as described in this proxy statement requires the affirmative vote of a majority of the shareholders present in person or by proxy and entitled to vote at the meeting.  Abstentions and broker non-votes will be counted in determining the minimum number of votes required for approval and will, therefore, have the effect of negative votes.

Any other matters that may properly come before the annual meeting requires the affirmative vote of a majority of shares of common stock present in person or by proxy and entitled to vote on the matter.  Abstentions and broker non-votes will be counted in determining the minimum number of votes required for approval and will, therefore, have the effect of negative votes.

Abstentions.  A shareholder who is present in person or by proxy at the annual meeting and who abstains from voting on any or all proposals will be included in the number of shareholders present at the annual meeting for the purpose of determining the presence of a quorum.  Abstentions do not count as votes in favor of or against a given matter.

Broker Non-Votes. Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members.  As of January 1, 2010, all NYSE and NASDAQ member brokers are prohibited from exercising discretionary voting in all director elections unless the broker has instructions from the beneficial shareholder on how to vote.  Proxies that contain a broker vote on one or more proposals but no vote on others are referred to as “broker non-votes” with respect to the proposal(s) not voted upon.  Broker non-votes are included in determining the presence of a quorum.  A broker non-vote, however, does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority, including uncontested director elections.

SOLICITATION OF PROXIES

Coastal pays for all costs associated with proxy solicitation.  Our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone, fax or otherwise.  We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation material to the beneficial owners of common stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.

PROPOSAL I:  ELECTION OF DIRECTORS

The Board of Directors consists of 11 members and is divided into three classes, with four members in Classes I and III and three members in Class II.  The directors in each class serve staggered terms of three years each.  The term of each class expires at the annual meeting in the years indicated below and upon the election and qualification of the director’s successor.  Each of our directors is also a director of our wholly-owned subsidiary, CBC National Bank. All of the Company’s directors, except for Mr. Sanchez, are independent directors under the National Association of Securities Dealers definition of “independent director.”

Set forth below is information about each of our director nominees and continuing directors.  The Class II director nominees are each standing for re-election for a three-year term expiring in 2013.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE
SHAREHOLDERS VOTE FOR THE ELECTION OF
THE CLASS II DIRECTOR NOMINEES SET FORTH BELOW.

Class II Director Nominees (Term Expiring 2013)

Suellen Rodeffer Garner, 53, Class II Director and Chairman of the Board, has served as a director since our merger with First Capital Bank Holding Corporation on October 1, 2005.  She served as a director of First Capital Bank Holding Corporation from 1998 until the merger.  Ms. Garner served as a director of Barnett Bank from 1990 to 1998.  In addition, Ms. Garner is a licensed orthodontist and has been co-owner of Suellen Rodeffer and David Todd Garner D.D.S., P.A. since 1983.  We believe Ms. Garner’s previous service as director of an NYSE-listed financial institution well qualifies her to serve on the Board.

Dennis O. Green, CPA, 69, Class II Director, served as chief auditor for Citicorp, and its principal banking subsidiary, Citibank N.A. in New York, New York, from February 1990 to July 1997 when he retired.  He graduated in 1967 from Wayne State University with a degree in Business Administration/Finance and was licensed as a Certified Public Accountant by the State of Michigan in 1969.  Mr. Green is managing member and founder of Celadon LLC, developer of “Celadon,” a new traditional neighborhood development on Lady’s Island, Beaufort, SC.  He is director and president of The Olive Tree Foundation; and director of the Boys and Girls Club of the Lowcountry,  Beaufort Unit.  Mr. Green has served as a director since 1999.  Mr. Green previously served as a director of Adesa, Inc., an NYSE exchange listed company, from May 2003 to April 2007.  We believe Mr. Green’s professional career in finance, his previous experience auditing banks, and his experience as chairman of the audit committee for an NYSE-listed company well qualify him to serve on the Board.

Ladson F. Howell, 66, Class II Director and Vice-Chairman of the Board, is an attorney licensed to practice law in South Carolina and practiced with Howell, Gibson & Hughes, PA, a law firm located in Beaufort, South Carolina, from 1968 until he retired in January 2000.  He currently is employed by Beaufort County as Staff Attorney.  Mr. Howell received his law degree from the University of South Carolina Law School in 1968 and a degree in Journalism from the University of South Carolina in 1965.  Mr. Howell was a former president of the Beaufort County Bar Association.  He currently is a member of the South Carolina State Bar Association and the Board of Trustees of Carteret Street United Methodist Church.  Mr. Howell has served as a director of the Company since 1999.  We believe Mr. Howell’s experience as an attorney and his civic involvement in the Beaufort, South Carolina community well qualify him to serve on the Board.

Class III Continuing Directors (Term Expiring 2011)

Mark B. Heles, 60, Class III Director, is a founding director who served on the Coastal Banking Company Board from May 1999 until October 2005 after which he continued as a director on the Lowcountry National Bank Board.  He was re-elected to the Coastal Banking Company Board in May 2008. He has served on multiple committees and has chaired the Personnel, Compensation, Options and Business Development Committees, and currently serves on the Executive Compensation and Management Resources and the North Directors Loan Committee.  In 1976, he graduated from the University of South Carolina with a degree in Business Administration/Finance. He is the former president and founder of TempO Personnel Services, Inc., a full-service staffing agency with offices in Beaufort and Hilton Head Island, South Carolina, which he sold in 2002. Mr. Heles is a graduate of the South Carolina Bankers Association Directors College. Mr. Heles is a former president of the Hilton Head Island Rotary Club and past director for the Greater Beaufort Chamber of Commerce. He currently serves as president of H&H Quality Properties, LLC and Affordable Home Rentals, Inc., both of which are commercial and residential real estate holding companies.  We believe Mr. Heles’ executive and management experience well qualify him to serve on the Board.

Robert B. Pinkerton, 68, Class III Director, has been President and Chief Executive Officer of Athena Corporation, a manufacturer and fabricator of custom products for the construction industry since 1990.  Prior to that, he was President and Chief Executive Officer of Blackstone Corporation (now part of Valeo), a multinational original equipment manufacturer of automotive engine cooling systems.  Mr. Pinkerton is a principal in Village Renaissance, Inc., a developer in Beaufort and Port Royal, South Carolina.  He holds a law degree, two engineering degrees and is a graduate of the South Carolina Bankers Association Directors College.  He serves as chairman of the City of Beaufort Redevelopment Commission, as Treasurer of St. Mark’s Chapel, and on the Board of Directors of the Episcopal Forum of South Carolina.  Mr. Pinkerton has served as a director since 1999.  We believe Mr. Pinkerton’s long and varied career, including his service as president and chief executive officer of a large manufacturing company, well qualify him to serve on the Board.

Edward Wilson, 58, Class III Director, has served as a director since our merger with First Capital Bank Holding Corporation on October 1, 2005.  He served as a director of First Capital Bank Holding Corporation from 1998 until the merger.  Mr. Wilson is a licensed insurance agent.  He is part-owner and has served as an officer of several Florida insurance agencies comprising Morrow Insurance Group, Inc., including agencies located in Madison (secretary and treasurer since 1985); Fernandina Beach (president since 1987); and Yulee (president since 1998).  Mr. Wilson also participates in real estate investments.  He is District Chairman for the Boy Scouts of America.  We believe Mr. Wilson’s extensive experience in the field of insurance well qualifies him to serve on the Board.

Marshall E. Wood, 63, Class III Director, was elected to the Board of Directors in May 2007.  Mr. Wood served as a director of First Capital Bank Holding Corporation from 1998 until its merger with the Company on October 1, 2005.  Mr. Wood served as a director of Barnett Bank from 1981 to 1997 and its successor, Nations Bank (Jacksonville), until May 1998.  He graduated from the University of Georgia in 1968 with a degree in Business Administration and from the University of Tennessee with a Juris Doctor degree in 1972.  He is engaged in the practice of law in Fernandina Beach, Florida.  Mr. Wood serves as a director of Baptist Medical Center Nassau.  We believe Mr. Wood’s previous long and varied career, including his service as a director of an NYSE-listed financial institution, well qualify him to serve on the Board.

Class I Continuing Directors (Term Expiring 2012)

Christina H. Bryan, 64, Class I Director, has served as a director since our merger with First Capital Bank Holding Corporation on October 1, 2005.  She served as a director of First Capital Bank Holding Corporation from 1998 until the merger.  Ms. Bryan is a co-owner and director of Florida Petroleum Corporation.  She is on the board of Baptist Medical Center-Nassau, past president and founding member of the YMCA, and past president of Gator Boosters for the University of Florida.  She also serves on the University of Florida Athletic Association.  Ms. Bryan is Membership Secretary of Memorial United Methodist Church and serves on its Staff Parrish Committee.  We believe Ms. Bryan’s long and varied career and her breadth of civic involvement well qualify her to serve on the Board.

James W. Holden, Jr., 50, Class I Director, is a licensed veterinarian in South Carolina, North Carolina and Georgia, and has been practicing veterinary medicine in Beaufort, South Carolina since 1986.  He has been the owner and director of Holly Hall Animal Hospital since 1988.  Dr. Holden is also a general partner and owner of James W. Holden & Co., LLC., a real estate holding company.  He received his degree in veterinary medicine from the University of Georgia in 1983, and a degree in Pre-Veterinary Medicine from Clemson University in 1979.  He is a member of the Rotary Club of Beaufort where he has served as director, president, vice president, and secretary.  Dr. Holden has served on the board of directors of South Carolina Select Laboratories, LLC, a reference laboratory serving primarily rural physicians and hospitals across the state of South Carolina, since 2007 and is past chairman of the board of directors of Lowcountry Estuarium, a non-profit marine science educational organization.  He is a 2003 graduate of the SCBA Bank Directors College.  Dr. Holden has served as a director of the Company since 1999.  We believe Dr. Holden’s experience in the local real estate market and his knowledge of our market areas well qualify him to serve on the Board.

James C. Key, 70, Class I Director, is the managing partner of Shenandoah Group, LLP, a firm providing risk management, and controls solutions for a wide variety of clients in business, government, education, and multilaterals since 1997.  Mr. Key served as Director-Internal Audit for North America and Asia Pacific at IBM Corporation in Armonk, New York, until he retired in 1997.  He is a Certified Internal Auditor and active in The Institute of Internal Auditors.  Mr. Key graduated from Syracuse University with a degree in Liberal Studies and has completed graduate work at the Maxwell School of Citizenship and Public Affairs, Syracuse University.  Additionally, Mr. Key is president of the Thomas Jefferson District of the Unitarian Universalist Association (UUA) of Congregations in Charlotte, North Carolina and serves on the audit committee of the National UUA organization.  Mr. Key has served as a director of the Company since 1999.  We believe Mr. Key’s extensive career in risk management and compliance, in addition to his extensive audit experience, well qualify him to serve on the Board.

Michael G. Sanchez, 60, Class I Director, has served as Chief Executive Officer of Coastal Banking Company since August 27, 2007.  Mr. Sanchez served as President of Coastal Banking Company from the merger with First Capital Bank Holding Corporation on October 1, 2005 until August 27, 2007 and has served as a director of Coastal Banking Company since October 1, 2005.  He served as director, president and chief executive officer of First Capital Bank Holding Corporation from 1998 until the merger.  Mr. Sanchez served as group president of lending for Tucker Federal Bank, Tucker, Georgia, from 1997 to 1998.  He also served as president, chief executive officer and director of Premier Bank, Acworth, Georgia, from 1995 to 1996 and for Summerville National Bank, Summerville, South Carolina, from 1993 to 1995.  Mr. Sanchez has over 30 years of experience in the banking industry.  We believe Mr. Sanchez’ long banking career well qualifies him to serve on the Board.

Board of Directors, Meetings, Leadership Structure and Risk Oversight Role

During the year ended December 31, 2009, the Board of Directors of Coastal held eight meetings.  Each director attended at least 75% of the meetings of Coastal’s Board of Directors and committees of the board on which he or she serves.

Annual Meeting Attendance.  Although Coastal does not have a formal policy regarding its directors’ attendance at the annual meeting of shareholders, all directors are expected to attend the 2010 meeting and all directors attended the 2009 annual meeting.

Board Leadership Structure.  In accordance with the Company’s Bylaws, the Board of Directors elects the Company’s Chairman and its Chief Executive Officer and President, and each of these positions may be held by the same person or may be held by separate persons.  Dr. Suellen Rodeffer Garner, who is an independent director, is the Chairman of the Board.  Mr. Michael G. Sanchez currently serves as a director and as the Company’s President and Chief Executive Officer.  The foregoing structure is not mandated by any provision of law or our Articles of Incorporation or Bylaws, but the Board of Directors believes this structure provides for an appropriate balance of authority between management and the Board and provides an efficient decision making process with proper independent oversight.  The Board of Directors, however, reserves the right to establish a different structure in the future.

Risk Oversight.  The Board is responsible for providing oversight of the Company’s risk management processes.  The Executive Compensation and Management Resources Committee is primarily responsible for overseeing the risk management function of the Company on behalf of the Board.  In carrying out its responsibilities, the Executive Compensation and Management Resources Committee works closely with senior risk officers and meets at least bi-annually to review management’s assessment of risk exposure and the process in place to monitor and control such exposure.  In addition to the Executive Compensation and Management Resources Committee, the Audit Committee meets no less than quarterly to review quarterly reports on Form 10-Q, internal audits and loan reviews, and meets in executive session with internal auditors, the Company’s principal accountants, the Chief Financial Officer and the Controller, among others, to assess risk that may affect the entire Company.

Committees of the Board of Directors

Our Board of Directors has appointed a number of committees, including Audit, Executive Compensation and Management Resources, and Corporate Governance and Nominating Committees.  Each of these committees has adopted committee charters, which are available on our website at www.coastalbanking.com.  These committees are described below.

Audit Committee.  The Audit Committee is composed of Ms. Bryan and Messrs. Key, Wilson, Wood, and Green.  Mr. Green is the chair of the committee.  Each of these members is considered “independent” under Rule 5605(a)(2) of the National Association of Securities Dealers’ listing standards.  The Board also has determined that Mr. Green is an Audit Committee Financial Expert as defined by the rules of the Securities and Exchange Commission.  The Audit Committee met eight times in 2009.

The Audit Committee has the responsibility of reviewing financial statements, evaluating internal accounting controls, reviewing reports received from regulatory authorities, and determining that all audits and examinations required by law are performed.  The committee recommends to the Board the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor’s audit plans, and reviews with the independent auditors the results of the audit and management’s responses.  The Audit Committee is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts.  The Audit Committee reports its findings to the Board of Directors.

Audit Committee Report

The Audit Committee reports as follows with respect to the audit of Coastal’s 2009 audited consolidated financial statements.

·	The Audit Committee has reviewed and discussed Coastal’s 2009 audited consolidated financial statements with Coastal’s management;

·	The Audit Committee has discussed with the independent auditors, Mauldin & Jenkins, the matters required to be discussed by SAS 61, which include, among other items, matters related to the conduct of the audit of Coastal’s consolidated financial statements;

·	The Audit Committee has received written disclosures and the letter from the independent auditors required by ISB Standard No. 1 (which relates to the auditor’s independence from the corporation and its related entities) and has discussed with the auditors the auditors’ independence from Coastal; and

·	Based on review and discussions of Coastal’s 2009 audited consolidated financial statements with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that Coastal’s 2009 audited consolidated financial statements be included in Coastal’s Annual Report on Form 10-K.

March 17, 2010	Audit Committee:

Christina H. Bryan Dennis O. Green James C. Key Edward Wilson Marshall E. Wood

Executive Compensation and Management Resources Committee.  The Executive Compensation and Management Resources Committee is composed of Ms. Bryan and Messrs. Heles, Pinkerton and Wilson.  Mr. Wilson is the chair of the committee.  The Executive Compensation and Management Resources Committee met six times in 2009.

The Executive Compensation and Management Resources Committee has the responsibility of approving all elements of compensation for elected officers.  It also reviews and approves all awards, grants, and related actions under Coastal’s equity compensation plans.  The Executive Compensation and Management Resource Committee reviews and approves goals and objectives relevant to the Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance in light of those goals, and recommends to the independent directors the Chief Executive Officer’s compensation level based on the committee’s evaluation.  The President and Chief Executive Officer recommends to the committee compensation levels for the Chief Financial Officer and the South Carolina Market President for CBC National Bank.

The committee determined director compensation based on its survey of director compensation in other publicly traded community banks of similar size.  The executive officers do not participate in determining director compensation.

The Executive Compensation and Management Resources Committee has the sole authority to retain consultants and advisors as it may deem appropriate and to approve the related fees and other retention terms.  The Executive Compensation and Management Resources Committee did not utilize the services of a compensation consultant during 2009.  The committee also has the authority to delegate appropriate matters to subcommittees as it may deem appropriate.

Pursuant to Coastal’s participation in the United States Department of the Treasury’s (“Treasury”) Troubled Asset Relief Program (“TARP”), Capital Purchase Program (“CPP”), the Executive Compensation and Management Resources Committee must be comprised entirely of independent directors and is required to perform, at least every six months, a review of Coastal’s incentive compensation programs with senior risk officers to (i) ensure that the programs do not encourage Senior Executive Officers (as defined in the CPP and identified in “Participation in TARP Capital Purchase Program” below) to take unnecessary and excessive risks that threaten the value of the Company and (ii) identify and implement means of limiting such risks.  The Executive Compensation and Management Resources Committee is also required to discuss, evaluate and review, at least every six months, employee compensation plans to ensure that such plans do not encourage the manipulation of Coastal’s reported earnings.  Finally, the Executive Compensation and Management Resources Committee is required to submit to Treasury and our primary federal regulator a narrative description of how such compensation plans do not encourage, among other items, behavior focused on short-term results rather than long-term value creation.  For more information on TARP CPP executive compensation requirements, please see “Participation in TARP Capital Purchase Program.”

Corporate Governance and Nominating Committee.  The Corporate Governance and Nominating Committee is composed of Messrs. Green, Holden, Howell and Key.  Dr. Holden serves as the chair of the committee.  Each of the members of the committee is considered “independent” under Rule 5605(a)(2) of the National Association of Securities Dealers’ listing standards.

The Corporate Governance and Nominating Committee advises and makes recommendations to the Board of Directors regarding corporate governance principles and board practices by the Company.  The committee also recommends to the Board of Directors the Company’s slate of  nominees for election to the board.  The Corporate Governance and Nominating Committee met four times in 2009.

The Corporate Governance and Nominating Committee has not adopted a formal policy or process for identifying or evaluating director nominees, but informally solicits and considers recommendations from a variety of sources, including other directors, members of the community, our customers and shareholders and professionals in the financial services industry.  The committee regularly assesses the appropriate size of the Board of Directors, and whether any vacancies are expected due to retirement or otherwise.  In evaluating potential director nominees, the committee has not prescribed any specific qualifications or skills, but uses a variety of criteria to evaluate the qualifications and skills necessary for members of the Board of Directors. Under these criteria, director nominees should have the highest professional and personal ethics and values, consistent with the Company’s longstanding values and standards.  Director nominees should also have broad experience at the policy-making level in business, government, education, technology, or public interest.  Director nominees should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience.  Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties.  Each director must represent the interests of the Company’s shareholders.

Additionally, in accordance with our bylaws, a shareholder may nominate persons for election as directors in opposition of the Company’s nominees.  Shareholders who wish to make a director nomination must deliver nominations in writing to the Secretary of the Company no later than:  (a) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting; and (b) with respect to an election to be held at a special meeting of shareholders for the election of directors, seven days after notice of the special meeting is given to shareholders.  Each notice must set forth:

•	the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;

•
a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•
a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

•
such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and

•	the consent of each nominee to serve as a director of the Company if so elected.

The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Although the Corporate Governance and Nominating Committee does not have a policy with regard to the consideration of diversity in identifying director nominees, the committee does consider geographic diversity and diversity in business experience in identifying director nominees.  CBC National Bank provides full commercial banking services to customers throughout Beaufort County, South Carolina; Nassau County, Florida; and Thomas County, Georgia.  The Bank also has loan production offices in Savannah, Georgia and Jacksonville, Florida, as well as a wholesale mortgage banking office in Atlanta, Georgia.  As a result, the committee considers director nominees from these market areas who exemplify prudent business acumen and knowledge of their local area.  The Board of Directors consists of both male and female members.  The current directors come from a variety of backgrounds and occupations ranging from physicians and attorneys to leaders in the manufacturing and insurance industries.  The Board of Directors welcomes the different and valid viewpoints each director has to offer to the operation of Coastal Banking Company, Inc. and CBC National Bank.

Code of Ethics

We expect all of our employees to conduct themselves honestly and ethically, particularly in handling actual and apparent conflicts of interest and providing full, accurate, and timely disclosure to the public.  We have adopted a formal code of ethics that applies to our Senior Executive Officers and staff which is approved by our Board of Directors.  In addition, the Company utilizes an anonymous reporting method for its employees.  The Code of Ethics is available without charge upon request by contacting our Secretary in writing at Coastal Banking Company, Inc., 36 Sea Island Parkway, Beaufort, South Carolina 29907.

EXECUTIVE OFFICERS

The following table shows for each executive officer of Coastal:  (a) his name, (b) his age at December 31, 2009; (c) how long he has been an officer of Coastal; and (d) his positions with Coastal and CBC National Bank:

Name (Age)	Officer Since	Position with Coastal Banking Company and CBC National Bank

Michael G. Sanchez (60)	2005	President and Chief Executive Officer of the Company and CBC National Bank

Paul R. Garrigues (54)	2007	Chief Financial Officer of the Company and CBC National Bank

William Gary Horn (60)	2008	South Carolina Market President of CBC National Bank

Paul R. Garrigues, 54, has served as the Chief Financial Officer of Coastal Banking Company and CBC National Bank since September 10, 2007.  Prior to joining the Company, Mr. Garrigues served as senior vice president of secondary marketing at Seacoast National Bank in Stuart, Florida from June 2006 to September 2007.  Mr. Garrigues served as Senior Vice President and Chief Financial Officer of Big Lake National Bank in Okeechobee, Florida from February 2005 to June 2006, when Seacoast National Bank acquired Big Lake National Bank.  From October 2002 to January 2005, Mr. Garrigues served as the Chief Accounting Officer of Lydian Trust Company, a financial services company in Palm Beach Gardens, Florida.  Mr. Garrigues served as a director of Transnational Financial Corporation from 2002 to 2007.  Mr. Garrigues earned a bachelor’s degree in accounting from the University of Southern California.  He is a certified public accountant and is a member of the American Institute of Certified Public Accountants.

William Gary Horn, 60, has served as the South Carolina Market President for CBC National Bank since April 2008.  He joined CBC National Bank in January 2002 as Executive Vice President and Senior Credit Officer.  Prior to joining CBC National Bank, Mr. Horn served as President and Chief Executive Officer of Beach First National Bank in Myrtle Beach, South Carolina.  He also served as executive vice president and senior credit officer for Summerville National Bank in Summerville, South Carolina from 1993 to 1995.  Mr. Horn has over 30 years of experience in the banking industry.

Biographical information for Mr. Sanchez is included above under the headings “Class I Director Nominees (Term Expiring 2012).”

COMPENSATION

Compensation of Executive Officers

Summary Compensation Table.  The following table presents the total compensation the Company paid during the fiscal year 2009 to its President and Chief Executive Officer, Chief Financial Officer and the other most highly compensated executive officer.  No other executive officers of the Company earned over $100,000 in salary and bonus during the fiscal year 2009.

Name and Principal Position	Year	Salary ($)		Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)		Non-Qualified Deferred Compensation Earnings (4) ($)	All Other Compensation (5) ($)	Total ($)

Michael G. Sanchez*	2009	201,000	(1)	--	--		--	113,757	314,757
President and	2008	201,000	(1)	--	--		--	90,655	291,655
Chief Executive Officer

Paul R. Garrigues	2009	157,436		--	73,600	(3)	--	32,109	263,145
Chief Financial Officer	2008	154,500		--	31,011	(3)	--	9,418	194,929

William Gary Horn	2009	149,131		--	--		--	13,731	162,862
South Carolina	2008	146,350		68,750	--		570	16,733	232,403
Market President

___________________________

*	Michael G. Sanchez has served as the Company’s President since October 1, 2005 and was appointed Chief Executive Officer on April 30, 2008.
(1)	Mr. Sanchez did not receive compensation for his service as a director.
(2)
On March 21, 2008, the Company granted a restricted stock award to William Gary Horn for 5,000 shares of the Company’s common stock.  The value of the restricted stock award is based on the market value of the Company’s common stock on the grant date, which was $13.75 per share as reported on the Over-the-Counter Bulletin Board.  The award is being expensed on a straight line basis in accordance with FAS 123R.  The Company has no other shares of restricted stock outstanding.

(3)	Represents incentive compensation paid to Mr. Garrigues pursuant to the terms of his Employment Agreement, which is described below under “Executive Agreements.”
(4)
Represents earnings on executives’ deferred compensation accounts, which are paid at a rate of 75% of CBC National Bank’s return on equity for the prior quarter, not to exceed 12% annually.  For more information, see “Executive Deferred Compensation Program” below.

(5)	Represents compensation to the named executives for the following:

Named Executive	401(k) Matching Contributions	Supplemental Retirement Benefits	Health Insurance Benefits	Life Insurance Benefits	Company Car

Michael G. Sanchez
2009	3,425	98,540	7,104	4,319	369
2008	4,668	74,564	7,104	4,319	--

Paul R. Garrigues
2009	6,637	20,432	5,040	--	--
2008	4,378	--	5,040	--	--

William Gary Horn
2009	4,921	--	6,240	--	2,570
2008	4,578	--	6,240	--	5,915

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning outstanding equity awards previously granted to the named executive officers that were held by the named executive officers at December 31, 2009.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)

Michael G. Sanchez Chief Executive Officer	--	--		--	--	--		--
Paul R. Garrigues Chief Financial Officer	3,360	5,040	(1)	7.50	9/10/2017	--		--
William Gary Horn	1,260	840	(2)	7.50	11/1/2016	4,000	(3)	14,400
South Carolina	11,576		--	8.65	1/5/2012
Market President
____________________

(1)	On September 17, 2007, the Company granted Paul R. Garrigues an option to purchase 8,400 shares of the Company’s common stock at an original exercise price of $17.27 per share (as adjusted to reflect stock dividends). On August 15, 2008 the Board of Directors of Coastal Banking Company approved a reduction in the exercise price of 42,603 incentive stock options that were previously issued and outstanding, including Mr. Garrigues’ option to purchase 8,400 shares. As a result, the exercise price of Mr. Garrigues’ option was repriced to $7.50 per share. The option vests in five equal annual increments on the anniversary of the grant date of the option.

(2)	On November 1, 2006, the Company granted William Gary Horn an option to purchase 2,100 shares of the Company’s common stock at an original exercise price of $21.91 per share (as adjusted to reflect stock dividends). On August 15, 2008 the Board of Directors of Coastal Banking Company approved a reduction in the exercise price of 42,603 incentive stock options that were previously issued and outstanding, including Mr. Horn’s option to purchase 2,100 shares. As a result, the exercise price of Mr. Horn’s option was repriced to $7.50 per share. The option vests in five equal annual increments on the anniversary of the grant date of the option.

(3)	On March 21, 2008, the Company granted a restricted stock award to William Gary Horn for 5,000 shares of the Company’s common stock. The restricted stock vests in five equal annual increments on the anniversary date of the grant date of the restricted stock. The market price of the shares of stock that have not vested are based on the closing price of the Company’s stock as reported on the Over-the-Counter Bulletin Board for December 31, 2009.

Participation in TARP Capital Purchase Program

On December 5, 2008, the Company issued 9,950 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, and a ten-year warrant to purchase up to 205,579 of the Company’s common stock to Treasury, as part of the CPP enacted as part of TARP, which was established by the Emergency Economic Stabilization Act of 2008 (“EESA”).  The Company issued the shares of Series A Preferred Stock and the warrant for an aggregate purchase price of $9,950,000 in cash.

Pursuant to the Company’s participation in the CPP, the Company is required to comply with all EESA provisions, which include taking all necessary actions to ensure that its benefit plans with respect to its Senior Executive Officers comply with Section 111 of EESA.  As of December 31, 2009, the Company’s Senior Executive Officers are Michael G. Sanchez, President and Chief Executive Officer; Paul R. Garrigues, Chief Financial Officer; and William Gary Horn, South Carolina Market President.

The American Recovery and Reinvestment Act of 2009 (the “ARRA”) retroactively amended the executive compensation provisions applicable to participants in the CPP.  The ARRA executive compensation standards remain in effect during the period in which any obligation, arising from financial assistance provided under the CPP remains outstanding, excluding any period during which the Treasury holds only the warrant to purchase common shares of the Company (the “CPP Period”).

The executive compensation regulations, to which we are required to adhere as a result of our participation in the CPP, include, but are not limited to, the following:

•
prohibitions on payment or accrual of bonuses, retention awards and other incentive compensation to the Company’s most highly-compensated employee, excluding grants of restricted stock that do not fully vest during the CPP Period and do not have a value which exceeds one-third of the individual’s total annual compensation;

•
prohibitions on payments to our Senior Executive Officers and the next five most highly compensated employees for a departure from the Company, except for payments for services performed or benefits accrued;

•	recovery (“clawback”) of bonuses, retention awards and incentive compensation if the payment was based on materially inaccurate statements of earnings, revenues, gains or other criteria;

•	prohibition on compensation plans that encourage manipulation of reported earnings;

•	implementation of a company-wide policy regarding “excessive or luxury expenditures”;

•
retroactive review of bonuses, retention awards and other compensation previously paid to Senior Executive Officers, if such compensation is found by Treasury to be inconsistent with the purposes of TARP or otherwise contrary to public interest; and

•
a requirement that CPP recipients include in their proxy statements for annual shareholder meetings a non-binding “Say on Pay” shareholder vote on the compensation of executives as disclosed in the proxy statement.

The Company is currently in compliance with all TARP executive compensation standards promulgated by Treasury.  In addition, Messrs. Sanchez and Garrigues must certify to the Company’s compliance with such standards throughout 2009.  The certification was delivered to Treasury and was filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.  Such certification is required annually during the CPP Period no later than ninety days after the completion of our fiscal  year.  The Company intends to comply with all TARP executive compensation standards, and will work with its Senior Executive Officers to take such steps as it deems necessary to continue to comply with the standards and adopt policies and procedures consistent with the foregoing.  In addition, a non-binding vote on the compensation provided to the Company’s executive officers is included as Proposal III of this Proxy Statement.

Executive Agreements

We have entered into employment agreements with each of our named executive officer and have summarized the material terms of each of those agreements below.  In connection with the Company’s participation in the CPP, each of our named executive officers has also entered into a separate letter agreement with the Company that sets forth the executives’ acknowledgement and agreement that certain amounts otherwise payable to the executive, under the employment agreements described below or otherwise, may be limited by the provisions of EESA during the period that the Treasury holds an investment in the Company under the CPP.  See “Participation in the TARP Capital Purchase Program” above for a description of the executive compensation restrictions related to our participation in the CPP.

Michael G. Sanchez.  On December 31, 2008, the Company, CBC National Bank and Michael Sanchez entered into a restated employment agreement that became effective on January 1, 2009 and was further amended on March 20, 2009.  The restated employment agreement supersedes the employment agreement among the Company, First National Bank of Nassau County and Mr. Sanchez dated April 6, 2005.  The primary purpose of the restated employment agreement was to conform the provisions of the prior employment agreement with federal tax law requirements governing the time and form of payments made under certain compensatory arrangements.  The federal tax law requires that written documentation reflecting such arrangements be in place by January 1, 2009.

Pursuant to the restated employment agreement, Mr. Sanchez serves as the President and Chief Executive Officer of the Company and the President and Chief Executive Officer of CBC National Bank.  The agreement continues the five-year term of the prior employment agreement that commenced on October 1, 2005 and, thereafter, automatically renews for successive one-year periods unless either party provides written notice at least 90 days prior to the expiration of the current term.

Mr. Sanchez’s annual base salary as of the effective date of the restated employment agreement was $201,000.  Pursuant to the agreement, the Board of Directors reviews Mr. Sanchez’ base salary every year and may increase it from time to time.  Mr. Sanchez is also eligible to receive an annual cash bonus equal to up to 5% of the net pretax income of the Company, subject to a number of conditions and provided that the annual bonus is not to exceed 50% of the base salary paid to Mr. Sanchez as long as CBC National Bank maintains the existing, or a similar, supplemental retirement arrangement for Mr. Sanchez.  Mr. Sanchez is also entitled to the payment of life insurance premiums, the use of an automobile, and the opportunity to participate in all of the retirement, deferred compensation, equity incentive, welfare, and other benefit plans and programs maintained by the Company or CBC National Bank.

If Mr. Sanchez resigns for Good Reason, as that term is defined in the restated employment agreement, or is involuntarily terminated without cause (as those terms are defined in the restated employment agreement), Mr. Sanchez will be entitled to all accrued compensation; a pro rata portion of the current year target bonus; severance compensation in an amount equal to 200% of his then current annual base salary, payable in a lump sum; the continuation of benefit plan coverages at the employer’s expense for a period of 12 months following termination; and the automobile provided under the agreement free of any liens.

If Mr. Sanchez’ employment is terminated (i) involuntarily without cause following a change in control (as defined in the agreement); (ii) voluntarily by Mr. Sanchez for any reason within 12 months following a change in control; or (iii) voluntarily by Mr. Sanchez for Good Reason following a change in control, or before a change in control if he can demonstrate that an event causing good reason was done in connection with the change in control, Mr. Sanchez will be entitled to all accrued compensation; a pro rata portion of the current year target bonus; severance compensation equal to 2.99 times the average of the three highest calendar years of annual compensation paid to Mr. Sanchez in the five consecutive calendar-year period ending immediately prior to the calendar year in which the termination occurs, payable in a lump sum; the continuation of benefit plan coverages at the employer’s expense for a period of 12 months following termination; and the automobile provided under the agreement free of any liens.

Payments made to Mr. Sanchez in connection with a change in control are to be reduced to the extent necessary to avoid being characterized as “excess parachute payments” under Section 280G of the Internal Revenue Code; provided, however, that the amount otherwise payable to Mr. Sanchez will not be reduced if the net amount he would receive on an after-tax basis (including payment of the applicable excise tax payable under Section 280G) would be greater without the reduction than the net amount that he would receive on an after-tax basis with the reduction.

To comply with new federal tax law requirements, certain payments made to Mr. Sanchez in connection with a termination of employment may be delayed for up to six months from the effective date of termination.

During his employment and for a period of 12 months thereafter, Mr. Sanchez is prohibited from using or disclosing confidential information of the Company and CBC National Bank.  In addition, during his employment and for a period of 24 months thereafter, Mr. Sanchez is prohibited from, subject to limited exceptions, (a) competing with the Company or CBC National Bank by forming, serving as an organizer, director, or officer of, or acquiring or maintaining greater than a 1% passive ownership interest in, a depository financial institution or holding company of a depository financial institution, if the depository institution or holding company has one or more offices or branches located within a 35-mile radius of the Company’s or CBC National Bank’s main office; (b) soliciting customers for a competing business; or (c) soliciting employees for a competing business.  These restrictions against soliciting customers and personnel, however, will not apply following a change in control.

Paul R. Garrigues. On September 17, 2007, the Company entered into an employment agreement with Mr. Garrigues regarding his position as Chief Financial Officer of the Company.  The agreement was effective as of September 10, 2007 and the initial term is three years from the effective date.  The term will automatically renew for successive one-year periods unless either party provides written notice of its or his intent not to extend the agreement at least 90 days prior to the expiration of the current term.  The agreement was amended as of December 17, 2008 to conform to newly effective federal tax law requirements.  The amendment did not affect any material rights or obligations of the parties.

Under the terms of the agreement, as amended, Mr. Garrigues’ annual base salary for 2009 was $157,436 and is subject to annual increases as determined by the Chief Executive Officer based on his evaluation of Mr. Garrigues’ performance.  Mr. Garrigues is entitled to a quarterly bonus equal to 2% of the quarterly net profits before taxes of the Company’s mortgage banking division.  Mr. Garrigues is also entitled to annual bonus compensation as determined by the Chief Executive Officer.  Increases to Mr. Garrigues’ base salary and annual bonus compensation are subject to necessary or desired approval by the Board of Directors.  Additionally, the agreement requires the Company to provide Mr. Garrigues with vacation time, reimbursement for reasonable business expense, and other customary benefits.

Notwithstanding the bonus provision described above, on May 1, 2009, in exchange for benefits granted under his Executive Supplemental Retirement Income Agreement, the Company and Mr. Garrigues agreed to cap his quarterly bonus at the lesser of $18,400 or 2% of the quarterly net profits before taxes of the Company’s mortgage banking division.  As a result of this bonus compensation cap, which was applied retroactively to the beginning of 2009, Mr. Garrigues received $73,600 in bonus compensation in 2009 whereas without the cap he would have been entitled to bonus compensation in 2009 of $147,833.

Under the terms of the agreement, Mr. Garrigues was also granted an option to purchase 8,400 shares of the Company’s common stock at an exercise price of $17.27 per share (as adjusted to reflect  subsequent stock dividends).  The exercise price per share was reduced to $7.50 by action of the Compensation Committee on August 15, 2008.  The option vests in five equal annual increments beginning on September 10, 2008.  The option was issued pursuant to the Company’s stock incentive plan and is governed by a related stock option agreement.

Generally, in the event Mr. Garrigues is terminated by the Company without cause (as defined in the agreement), the Company will be required to pay Mr. Garrigues an amount equal to 50% of his then current base salary in substantially equal installments for a period of six months.  If the Company terminates Mr. Garrigues’ employment without cause or Mr. Garrigues terminates his employment for good reason (as defined in the agreement), in either case within 24 months following a change in control of the Company (as defined in the agreement), the Company will pay Mr. Garrigues a lump sum severance payment equal to his then current base salary plus the annual average of the bonuses paid to Mr. Garrigues with respect to the last three calendar years.

If Mr. Garrigues’ employment is terminated by the Company or by Mr. Garrigues, Mr. Garrigues will be prohibited from competing with the Company and CBC National Bank or soliciting their customers or employees for a period of 12 months from the date of termination

William Gary Horn.  The Company and CBC National Bank are parties to a Salary Continuation Agreement with Mr. Horn.  Under the agreement, if Mr. Horn’s resigns, regardless of the reason, within twelve (12) months following a change in control (as defined in the agreement); resigns due to a material reduction in compensation or benefits that is attributable to a change in control; or is involuntarily terminated without cause at any time following a change in control, the Company and CBC National Bank are required to pay him a lump sum amount equal to the sum of his annual base salary then in effect plus the average of the annual bonuses paid to him during the immediately preceding three calendar years.  In addition, any earned or accrued bonuses, whether or not vested, and a pro rata share of any bonus for the calendar year in which the resignation or termination occurs also are payable in a lump sum.  The lump sum amounts are generally payable within fifteen (15) days following the separation from service.

Incentive Compensation Program

During 2009 and 2008, CBC National Bank maintained an incentive compensation program for employees, officers and executive officers.  Under the program bonuses were paid based on performance criteria related to deposit growth, loan growth and net income.  Under the program, Mr. Garrigues and Mr. Horn were each eligible to earn a bonus of up to 33% of their respective base salaries if CBC National Bank met maximum performance goals, and 21% of their respective base salaries if the bank met threshold performance goals.  Under the 2008 performance criteria, Mr. Garrigues was entitled to $19,699 under the program and Mr. Horn was entitled to $18,660 under the program.  In 2009 the bank achieved the threshold performance goals for deposit and loan growth entitling Messrs. Garrigues and Horn to a bonus of $21,254  and $20,133, respectively, or 13.5% of their respective base salaries, pursuant to the incentive program.  Messrs. Garrigues and Horn voluntarily waived their incentive bonuses under the program during 2008 and 2009 in light of the Company’s financial performance. Mr. Sanchez is not eligible to participate in this incentive program.

The Executive Compensation and Management Resources Committee has evaluated the performance criteria for 2009 in light of the ARRA, which requires limits on compensation that exclude incentives for Senior Executive Officers to take unnecessary and excessive risks that threaten the value of the Company, and has determined not to modify or discontinue this incentive program for Senior Executive Officers in 2010.

Executive Deferred Compensation Program

We maintain an executive deferred compensation program to provide executive officers with an opportunity to defer compensation in an interest-bearing account.  Interest is credited on the account balance at an annual rate, compounded quarterly, equal to 75% of the Company’s return on equity for the previous quarter, not to exceed 12%.  Benefits are payable in 120 equal monthly installments commencing on the first day of the month following the executive’s normal retirement date.  Upon early retirement or the termination of employment following death, or disability, benefits are payable in a lump sum within 60 days of such termination.  In the event of a change in control, the account balance is credited with interest at the prime rate plus two percent (2%), compounded monthly, until normal retirement age and the account balance, as adjusted, is paid in 120 equal monthly installments commencing on the first day of the month following the executive’s normal retirement age.  Currently, Mr. Horn is the only named executive officer participating in the program.

Supplemental Executive Retirement Plans

In October 2004, the Board of Directors of CBC National Bank, approved the Executive Supplemental Retirement Income Agreement for Michael Sanchez.  Under the agreement, the bank is required to make annual contributions on behalf of Mr. Sanchez to a retirement income trust fund or, alternatively, if and when Mr. Sanchez prematurely withdraws amounts from the retirement income trust fund, to begin crediting annual deferred compensation obligations on his behalf.  The amount of the annual contributions and deferred compensation credits are actuarially determined and are based on the annual incremental accounting accruals which would be required of the bank through the earlier of Mr. Sanchez’s death or age 65 under applicable accounting guidelines and assuming a discount rate equal to 6% per annum to pay a defined benefit to Mr. Sanchez commencing at age 65 equal to either (i) $48,000 annually (assuming the benefit were paid entirely from the retirement income trust fund) payable over 15 years or, in the alternative, (ii) $75,000 annually (assuming the benefit were paid entirely as an accrued deferred compensation obligation) payable over 15 years.  The total amount contributed to the retirement income trust fund, generally, is in no event to be less than the amount of the after-tax benefit that would have been payable to Mr. Sanchez had the retirement income fund trust not been established and the benefit obligation been accrued under applicable accounting guidelines.

If Mr. Sanchez is employed until reaching age 65 and has not elected to receive a lump sum payment, the retirement income trust fund and deferred compensation credits (if applicable) will be annuitized into monthly installments payable for 180 months.  At anytime during the payout period, Mr. Sanchez may elect to receive the unpaid balance in a lump sum payment.  The bank and Mr. Sanchez amended the agreement in 2008 to conform its payment provisions to the requirements of Section 409A of the Internal Revenue Code.

The agreement also provides for payment of all or a portion of the described benefits in certain events occurring prior to Mr. Sanchez’s attainment of age 65, including death, change in control, termination of employment prior to age 65 and disability. The agreement also provides that during his employment and for a period of 12 months following termination, Mr. Sanchez may not compete with the bank or any of its affiliates by, directly or indirectly, serving as a director, officer, employee, or consultant for, or acquiring or maintaining more than a 1% passive investment in, any business or enterprise that competes with the bank within a radius of 35 miles from the bank’s main office or any other office.

CBC National Bank entered into an executive supplemental income agreement with Paul Garrigues effective May 1, 2009 providing for potential retirement income under the terms and conditions set forth in the agreement.

If Mr. Garrigues remains in continuous service with CBC National Bank until reaching the normal retirement age of 68, he is entitled to monthly benefit payments equal to $5,000 each for a period of 180 months, commencing with the calendar month following the month in which he actually retires.  If Mr. Garrigues becomes subject to a disability (as defined in the agreement) prior to his normal retirement age while in the continuous service of the Bank, an amount equal to the financial accounting liability then accrued by the Bank for the retirement obligation will be amortized and paid to him as a disability benefit over 180 months commencing with the calendar month following the month in which he terminates employment due to the disability.  If Mr. Garrigues’ death occurs prior to his normal retirement age while in the continuous service of the Bank or during a period of disability for which no disability benefit is payable, his designated beneficiary will be paid a death benefit in the form of monthly payments equal to $5,000 each for a period of 180 months commencing with the calendar month following the month of his death.  In the event of a change in control (as defined in the agreement) while in the continuous service of the Bank, Mr. Garrigues becomes vested in a benefit no less than the amount equal to the financial accounting liability then accrued by the Bank for the retirement obligation, increased by no less than future interest accruals .  In the event of a termination of employment following a change in control, the vested benefit would be paid in monthly installments for a period of 180 months commencing with the calendar month following the month of his termination of employment.  Prior to a change in control, unpaid benefits under the agreement are forfeited if Mr. Garrigues breaches certain restrictive covenants pertaining to competition, use of proprietary information or the making of disparaging remarks.

The executive supplemental income agreement with Paul Garrigues may be terminated by the Bank unilaterally at any time; however, any termination, except for cause, will cause Mr. Garrigues to become fully vested in an amount equal to the financial accounting liability then accrued by the Bank for the retirement obligation.

Director Compensation

During 2009, Coastal directors were paid $500 per board meeting attended, and the chairman received $650 per meeting attended.  For each committee meeting attended, directors were paid $150 per meeting.  The Audit Committee chairman received $250 for each meeting attended.  The Governance Committee chairman and the Compensation Committee chairman received $200 for each meeting attended.  All Coastal directors are also directors of CBC National Bank.  During 2009, CBC National Bank directors were each paid a quarterly retainer of $750 and the chairman received a quarterly retainer of $1,250.  CBC National Bank also paid each director $500 and the chairman $650 per each CBC National Bank board meeting attended in 2009.  Additionally, each CBC National Bank Loan Committee member received $150 and the Loan Committee chairman received $200 for each meeting attended.

Director Compensation Table. Total compensation for directors, including amounts earned from Coastal and CBC National Bank director fees and retainers, is set forth in the table below.

Name	Fees earned or paid in cash ($)	Total ($)

Christina H. Bryan	16,300	16,300
Suellen Rodeffer Garner	18,000	18,000
Dennis O. Green	15,100	15,100
Mark B. Heles	16,000	16,000
James W. Holden, Jr.	15,900	15,900
Ladson F. Howell	15,250	15,250
James C. Key	13,800	13,800
Robert B. Pinkerton	16,900	16,900
Edward E. Wilson	16,750	16,750
Marshall E. Wood	15,200	15,200

PROPOSAL II:  RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected, and the Board has approved, Mauldin & Jenkins, Certified Public Accountants, LLC, an independent registered public accounting firm, to serve as the independent registered public accounting firm for the Company for the year ending December 31, 2010, subject to ratification by the shareholders.  Mauldin & Jenkins also served as the independent auditors for the Company for the year ended December 31, 2009.  Although shareholder ratification of our independent auditors is not required by our Bylaws or otherwise, we are submitting the selection of Mauldin & Jenkins to shareholders for ratification to permit shareholders to participate in this important corporate decision.  If Mauldin & Jenkins declines to act or otherwise becomes incapable of acting, or if appointment is otherwise discontinued, the Audit Committee will appoint another independent registered public accounting firm.  A representative of Mauldin & Jenkins is expected to be present at the Annual Meeting and will be given an opportunity to make a statement on behalf of the firm or to respond to appropriate questions from shareholders.

The appointment of Mauldin & Jenkins as independent auditors of the Company for the fiscal year ending December 31, 2010 requires the approval by the affirmative vote of a majority of the shareholders present in person or by proxy and entitled to vote at the meeting.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS
VOTE FOR THE APPOINTMENT OF MAULDIN & JENKINS, CERTIFIED PUBLIC
ACCOUNTANTS, LLC AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

PROPOSAL III:  NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

We believe our compensation policies and procedures are centered on pay-for-performance principles and are strongly aligned with the long-term interests of our shareholders.  The Executive Compensation and Management Resources Committee, which is comprised entirely of independent directors, oversees our executive compensation program and continually monitors our policies to ensure they continue to emphasize programs that reward executives for results that are consistent with shareholder interests.

This proposal gives you as a shareholder the opportunity to vote for or against the following resolution:

“RESOLVED, that the shareholders of Coastal Banking Company (the “Company”) approve the compensation of the Company’s executives named in the Summary Compensation Table of the Company’s Proxy Statement for the 2010 Annual Meeting of Shareholders, including the Executive Compensation tables and the related disclosure contained in the Proxy Statement.”

The resolution provided above, commonly known as a “Say on Pay” proposal, is provided pursuant to the requirements of EESA.  The proposal gives shareholders the opportunity to endorse or not endorse the compensation we pay our named executive officers by voting to approve or not approve such compensation as described in this proxy statement.  Because, however,  your vote is advisory, it will not be binding upon the Board and may not be construed as overruling any decision by the Board.  The Executive Compensation and Management Resources Committee may, in its sole discretion, take into account the outcome of the vote when considering future executive compensation arrangements.

Generally, our overall executive compensation policies and procedures are described in the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this proxy statement.  Most of our tabular disclosure is backwards-looking, but, when possible, we have discussed our plans for changes to compensation practices from the current year and beyond.  New regulations and recent legislation may also affect our compensation practices going forward.  Shareholders are encouraged to carefully review the Compensation sections of this proxy statement for a detailed discussion of the Company’s executive compensation program.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR
THE APPROVAL OF THE RESOLUTION APPROVING
THE COMPENSATION OF THE COMPANY’S EXECUTIVE OFFICERS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Information relating to beneficial ownership of Coastal is based upon “beneficial ownership” concepts described in the rules issued under the Securities Exchange Act of 1934, as amended.  Under these rules a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose or to direct the disposition of the security.  Under the rules, more than one person may be deemed to be a beneficial owner of the same securities.  A person is also deemed to be a beneficial owner of any security as to which that person has the right to acquire beneficial ownership within sixty (60) days from the record date.  Each person is the record owner of and has sole voting and investment power with respect to his or her shares.

The following table shows how much of our common stock is owned by the directors, certain named executive officers, and owners of more than 5% of the outstanding common stock, as of March 31, 2010.  These shares have been adjusted for all stock dividends.  Except as noted below, the mailing address for each beneficial owner is c/o Coastal Banking Company, Inc., 36 Sea Island Parkway, Beaufort, South Carolina 29907.

Name	Number of Shares Owned		Right to Acquire	Total Beneficially Owned	% of Outstanding Shares

Directors
Christina H. Bryan	44,145		-	44,145	1.72%
Suellen Rodeffer Garner	69,722		-	69,722	2.71%
Dennis O. Green	25,164		-	25,164	*
Mark B. Heles	36,807		-	36,807	1.43%
James W. Holden, Jr.	23,504		-	23,504	*
Ladson F. Howell	15,435		-	15,435	*
James C. Key	14,693		-	14,693	*
Robert B. Pinkerton	24,598		-	24,598	*
Michael G. Sanchez	27,977	(1)	-	27,977	1.09%
Edward E. Wilson	49,648		-	49,648	1.93%
Marshall E. Wood	35,385		-	35,385	1.38%
Total Directors (11 persons)	367,078		-	367,078	14.29%

Non-Director Executive Officers
Paul R. Garrigues	2,000		3,360	5,360	*
William Gary Horn	7,090	(2)	12,836	19,926	*

Total Directors and Executive Officers (13 persons)	376,168		16,196	392,364	15.27%
____________________
*	Less than 1%
(1)	Includes 1,000 shares held indirectly by Mr. Sanchez’ spouse.
(2)
Includes 1,090 shares held indirectly by Mr. Horn’s spouse and 2,000 vested shares issued pursuant to a restricted stock award granted by the Company on March 21, 2008.  The restricted stock vests in equal annual increments on the anniversary date of the grant of restricted stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own beneficially more than 10% of the Company’s outstanding common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in their ownership of the Company’s common stock.  Directors, executive officers and greater than 10% shareholders are required to furnish us with copies of the forms they file.  To our knowledge, based solely on a review of the copies of these reports furnished to us, during the fiscal year ended December 31, 2009, our directors, executive officers and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements, except one untimely filing on Form 4 was made for Mr. Wilson, representing six transactions to purchase stock, and one untimely filing on Form 5 was made for Mr. Horn, representing one transaction to purchase stock.

RELATIONSHIPS AND RELATED TRANSACTIONS

We have banking and other transactions in the ordinary course of business with our directors and officers and the bank and their affiliates.  It is our policy that these transactions are on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties.  We do not expect these transactions to involve more than the normal risk of collectability nor present other unfavorable features to the Company or the bank.  Loans to individual directors and officers must also comply with the bank’s lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of the loan application.  The Company intends for all of its transactions with its affiliates to be on terms no less favorable to the Company than could be obtained from an unaffiliated third party and to be approved by a majority of disinterested directors.

All of the Company’s directors, except for Mr. Sanchez, are independent directors under the National Association of Securities Dealers definition of “independent director.”

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Coastal has selected the accounting firm of Mauldin & Jenkins, Certified Public Accountants, LLC, to serve as principal accountant for Coastal for the fiscal year ending December 31, 2010.  A representative of the firm is expected to be present at the meeting and will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

Fees Billed by Auditors

The following table shows the fees that the Company paid or accrued for the audit and other services provided by Mauldin & Jenkins for the fiscal years ended December 31, 2009 and 2008:

	Year Ended December 31, 2009	Year Ended December 31, 2008
Audit Fees	$115,500	$88,500
Audit-Related Fees	$15,500	$8,600
Tax Fees	$16,500	$34,500
All Other Fees	$--	$--
Total	$147,500	$131,600

Audit Fees

This category includes the aggregate fees billed for professional services rendered by Mauldin & Jenkins for the audit of our annual consolidated financial statements and the limited reviews of our quarterly condensed consolidated financial statements for the years ended December 31, 2009 and December 31, 2008.

Audit-Related Fees

This category includes the aggregate fees billed for non-audit services, exclusive of the fees disclosed relating to audit fees, rendered by Mauldin & Jenkins for the fiscal years ended December 31, 2009 and December 31, 2008.  These services principally included consultations concerning financial accounting and reporting standards.

Tax Fees

This category includes the aggregate fees billed for tax services rendered by Mauldin & Jenkins during fiscal years ended December 31, 2009 and December 31, 2008.  These services consisted of the preparation of original and amended federal and state income tax returns, tax consulting related to the preparation and filing of these returns, responding to tax notices from taxing authorities and other issues.

All Other Fees

This category includes the aggregate fees billed for all other services, exclusive of the fees disclosed above, rendered by Mauldin & Jenkins during the fiscal years ended December 31, 2009 and December 31, 2008.

Oversight of Accountants; Approval of Accounting Fees

Under the provisions of its charter, the Audit Committee recommends to the Board the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor’s audit plans, and reviews with the independent auditors the results of the audit and management’s responses.  The Audit Committee has adopted pre-approval policies and procedures for audit and non-audit services.  The pre-approval process requires all services to be performed by our independent auditor to be approved in advance, regardless of amount.  These services may include audit services, audit-related services, tax services and other services.

DIRECTOR NOMINATIONS AND SHAREHOLDER COMMUNICATIONS

Shareholder Proposals

Any shareholder who wishes for a proposal to be included in the proxy statement and form of proxy relating to the 2011 annual meeting must deliver a written copy of the proposal to our principal executive offices no later than December 15, 2010.  To ensure prompt receipt, the proposal should be sent certified mail, return receipt requested.  Proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 to be included in the proxy materials.  Rule 14a-8 provides information regarding the content and procedure applicable to the submission of shareholder proposals to be included in the Company’s 2011 proxy statement.

Any shareholder proposal to be made at an annual meeting, but which is not requested to be included in the proxy materials, must comply with Coastal’s bylaws.  Proposals must be delivered to the Secretary of the Company no less than 30 nor more than 60 days prior to the date of the 2011 annual meeting date; provided, however, that if less than 31 days’ notice of the meeting is given to shareholders, the notice must be delivered within ten (10) days following the day on which notice of the meeting was mailed to shareholders.  Pursuant to our bylaws, the notice must set forth for each proposal:

(1)	a description of the business desired to be brought before the annual meeting (including the specific proposal(s) to be presented) and the reasons for conducting such business at the annual meeting;

(2)	the name and record address of the shareholder proposing such business;

(3)
the class and number of shares of the Company that are owned of record, and the class and number of shares of the Company that are held beneficially, but not held of record, by the shareholder as of the record date for the meeting if such date has been made publicly available, or as of a date within ten (10) days of the effective date of the notice by the shareholder if the record date has not been made publicly available; and

(4)	any interest of the shareholder in such business.

If a shareholder attempts to bring business before the annual meeting without complying with these provisions, the chairman may declare that the matter was not properly brought before the meeting and the business will not be transacted; provided, however, that the chairman of the meeting, for good cause shown and with proper regard for the orderly conduct of business, may waive the bylaw notice provisions.  Proxies solicited by the management of the Company will confer discretionary authority upon the management of the Company to vote upon any shareholder proposal contained in a shareholder notice received by the Company after the bylaw notice deadline.

Shareholder Communications

Shareholders wishing to communicate with the Board of Directors or with a particular director may do so in writing addressed to the Board, or to the particular director, and by sending it to the Secretary of the Company at the Company’s principal office at 36 Sea Island Parkway, Beaufort, South Carolina 29907.  The Secretary will promptly forward such communications to the applicable director or to the Chairman of the Board for consideration at the next scheduled meeting.

OTHER MATTERS

The Board of Directors of Coastal knows of no other matters that may be brought before the meeting.  If, however, any matters other than the election of directors or matters related to the election should properly come before the meeting, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxyholders.

If you cannot be present in person at the meeting, please complete, sign, date and return the enclosed proxy to us promptly in the postage-paid envelope provided.

April 16, 2010

COASTAL BANKING COMPANY, INC.
PROXY
SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, MAY 26, 2010

The undersigned hereby appoints Suellen Rodeffer Garner or Michael G. Sanchez or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote, as designated below, all of the common stock of Coastal Banking Company, Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Wednesday, May 26, 2010 at 10:00 a.m. at the Hilton Garden Inn, 1500 Queen Street, Beaufort, South Carolina 29902, and at any adjournments of the Annual Meeting, upon the proposal described in the accompanying Notice of the Annual Meeting and the Proxy Statement relating to the Annual Meeting, the receipt of which are hereby acknowledged.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR BOTH PROPOSALS.

PROPOSAL I:	To elect the three (3) persons listed below to serve as Class II Directors of Coastal Banking Company, Inc. for a three-year term:

Suellen Rodeffer Garner                                           Dennis O. Green                                      Ladson F. Howell

☐	FOR all nominees listed above (except as indicated below)	☐	WITHHOLD authority to vote for all nominees listed above

INSTRUCTION:	To withhold authority for any individual nominee, mark “FOR” above, and write the nominee’s name in this space _________________________________________________________.

PROPOSAL II:
To ratify the appointment of Mauldin & Jenkins, Certified Public Accountants, LLC, as the independent registered public accounting firm for Coastal Banking Company, Inc. for the fiscal year ending December 31, 2010:

☐           FOR                                ☐           AGAINST                                ☐           ABSTAIN

PROPOSAL III:	To approve the following resolution:

“Resolved, that the shareholders of Coastal Banking Company (the “Company”) approve the compensation of the Company’s executive officers named in the Summary Compensation Table of the Company’s Proxy Statement for the 2010 Annual Meeting of Shareholders, including the Executive Compensation tables and related disclosure in the Proxy Statement.”

☐           FOR                                ☐           AGAINST                                ☐           ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER.
IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED FOR THE PROPOSAL.

DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING.

VOTE BY MAIL OR INTERNET

Internet Voting

Your Internet vote is quick, confidential and your vote is immediately submitted.  Just follow these easy steps.

   1.           Read the accompanying Proxy Statement.

   2.           Visit http://www.coastalbanking.com/2009annualreport.

   3.           When prompted for your Control Number, enter the 12-digit number printed above your name on the proxy card.

If stock is held in the name of more than one person, all holders must sign.  Signatures should correspond exactly with the name or names appearing on the stock certificate(s).  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

Signature(s) of Shareholder(s)

Name(s) of Shareholders(s)

Date: ___________________________________________ , 2010
(Be sure to date your proxy)

Please mark, sign and date this proxy, and return it in the enclosed return-addressed envelope.  No postage necessary.

I WILL __________                                           WILL NOT ___________ ATTEND THE ANNUAL SHAREHOLDERS MEETING.